Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated August 27, 2026, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Accuray Incorporated on Form 10-K for the year ended June 30, 2026. We consent to the incorporation by reference of said reports in the Registration Statements of Accuray Incorporated on Forms S-8 (File No. 333-296344, File No. 333-291779, File No. 333-291191, File No.333-283472, File No. 333-275804, File No. 333-268612, File No. 333-265330, File No. 333-255701, File No. 333-251038, File No. 333-236772, File No. 333-234412, File No. 333-228615, File No. 333-224547, File No. 333-220698, File No. 333-214833, File No. 333-213295, File No. 333-207865, File No. 333- 199997, File No. 333-174952, File No. 333-169139, File No. 333-166606, File No. 333-157120, File No. 333-141194, File No. 333-141195, File No. 333-141197) and Forms S-3 (File No. 333-293517, File No. 333-297855, File No. 333-288998).

/s/ GRANT THORNTON LLP

San Jose, California

August 27, 2026